Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On July 19, 2018, PTC Therapeutics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Agility Merger Sub, Inc., a Delaware corporation and a wholly owned, indirect subsidiary of the Company (“Transitory Subsidiary”), Agilis Biotherapeutics, Inc., a Delaware corporation (“Agilis”), and, solely in its capacity as the representative, agent and attorney-in-fact of the equityholders of Agilis, Shareholder Representative Services LLC, a Colorado limited liability company. The Merger Agreement provides for the acquisition of Agilis by the Company through the merger of Transitory Subsidiary into Agilis, with Agilis surviving as a wholly owned, indirect subsidiary of the Company (the “Merger”). On August 23, 2018, the Company completed its acquisition of Agilis pursuant to the Merger Agreement.
The following unaudited pro forma condensed combined financial statements (the "Statements") were prepared in accordance with Article 11 of the Securities and Exchange Commission's ("SEC") Regulation S-X and reflect adjustments to the extent they are directly attributable to the acquisition, factually supportable, expected to have a continuing impact and, for balance sheet purposes, are nonrecurring.
The unaudited pro forma condensed combined financial statements present the combination of the historical consolidated financial statements of the Company and the historical consolidated financial statements of Agilis adjusted to give effect to the August 23, 2018 acquisition of Agilis by the Company. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 combines the unaudited historical consolidated balance sheet of the Company and the unaudited historical consolidated balance sheet of Agilis as of June 30, 2018, giving effect to the Merger as if it had occurred on June 30, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and for the six months ended June 30, 2018 combine the audited historical consolidated statement of operations of the Company and the audited historical consolidated statement of operations of Agilis for the year ended December 31, 2017, and the unaudited historical consolidated statement of operations of the Company and the unaudited historical consolidated statement of operations of Agilis for the six months ended June 30, 2018, giving effect to the Merger as if it had occurred on January 1, 2017.
The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to represent or be indicative of what the financial position or results of operations would have been had the Merger occurred on the dates indicated. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the financial position or results of operations for any future periods.
The "Historical PTC" column in the unaudited pro forma combined financial statements reflects the Company's historical financial statements as of and for the period ended June 30, 2018 and historical statement of operations for the year ended December 31, 2017 and does not reflect any adjustments related to the Merger.
The "Historical Agilis" column in the unaudited pro forma combined financial statements reflects Agilis's historical consolidated financial statements as of and for the period ended June 30, 2018 and historical consolidated statement of operations for the year ended December 31, 2017 and does not reflect any adjustments related to the Merger.
The "Pro Forma Adjustments" are based on the Company's assumptions and estimates that the Company believes are reasonable and which are described in the accompanying notes to the unaudited pro forma combined financial statements (the "Notes").
The assumptions used and adjustments made in preparing the Statements are described in the Notes, which should be read in conjunction with the Statements. The Statements and related Notes contained herein should be read in conjunction with the consolidated financial statements and related notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 6, 2018 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed with the SEC on August 7, 2018 and the historical consolidated financial statements and related notes of Agilis included as Exhibit 99.3 to the Company's Current Report on Form 8-K filed with the SEC on August 24, 2018 to which this Exhibit 99.4 is attached.

PTC Therapeutics, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
In thousands

	June 30, 2018
	Historical PTC	Historical Agilis	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$223,788	$11,829	$(61,829)	(A)	$173,788
Marketable securities	72,318	—	—		72,318
Trade receivables, net	59,383	—	—		59,383
Inventory	13,852	—	—		13,852
Prepaid expenses and other current assets	6,305	133	—		6,438
Total current assets	375,646	11,962	(61,829)		325,779
Fixed assets, net	8,217	159	—		8,376
Goodwill	—	—	103,704	(B)	103,704
Intangible assets, net	126,290	—	480,000	(B)	606,290
Deposits and other assets	1,620	38	—		1,658
Total assets	$511,773	$12,159	$521,875		$1,045,807
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$82,534	$3,813	$1,744	(C)	$88,091
Current portion of long-term debt	1,666	—	—		$1,666
Other current liabilities	2,274	461	—		2,735
Total current liabilities	86,474	4,274	1,744		92,492
Deferred revenue - long-term	10,540	—	—		10,540
Long-term debt	147,204	—	—		147,204
Contingent consideration	—	—	218,700	(D)	218,700
Milestone payable	—	—	40,000	(D)	40,000
Deferred tax liabilities	—	—	115,200	(E)	115,200
Other long-term liabilities	153	7	(7)	(F)	153
Total liabilities	244,371	4,281	375,637		624,289
Redeemable convertible preferred stock	—	41,874	(41,874)	(F)	—
Stockholders’ equity:
Common stock	47	3	1	(F), (A)	51
Additional paid-in capital	1,105,124	3,779	152,077	(F), (A)	1,260,980
Accumulated other comprehensive income	1,855	—	—		1,855
Accumulated deficit	(839,624)	(37,778)	36,034	(C), (F)	(841,368)
Total stockholders’ equity	267,402	(33,996)	188,112		421,518
Total liabilities, convertible preferred stock and stockholders’ equity	$511,773	$12,159	$521,875		$1,045,807

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

PTC Therapeutics, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
In thousands (except per share data)

	Year ended December 31, 2017
	Historical PTC	Historical Agilis	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues:
Net product revenue	$174,066	$—	$—		$174,066
Collaboration and grant revenue	20,326	—	—		20,326
Total revenues	194,392	—	—		194,392
Operating expenses:
Cost of product sales, excluding amortization of acquired intangible asset	4,577	—	—		4,577
Amortization of acquired intangible asset	15,380	—	—		15,380
Research and development	117,456	4,906	—		122,362
Selling, general and administrative	121,271	2,445	—		123,716
Total operating expenses	258,684	7,351	—		266,035
Loss from operations	(64,292)	(7,351)	—		(71,643)
Interest (expense) income, net	(12,094)	7	—		(12,087)
Other expense, net	(1,279)	(6,990)	—		(8,269)
Loss before income tax expense	(77,665)	(14,334)	—		(91,999)
Income tax expense	(1,335)	—	—		(1,335)
Net loss attributable to common stockholders	$(79,000)	$(14,334)	$—		$(93,334)

Weighted-average shares outstanding:
Basic and diluted (in shares)	39,183,073		3,500,907	(A)	42,683,980
Net loss per share—basic and diluted (in dollars per share)	$(2.02)				$(2.19)

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

PTC Therapeutics, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
In thousands (except per share data)

	Six months ended June 30, 2018
	Historical PTC	Historical Agilis	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues:
Net product revenue	$124,151	$—	$—		$124,151
Collaboration and grant revenue	654	—	—		654
Total revenues	124,805	—	—		124,805
Operating expenses:
Cost of product sales, excluding amortization of acquired intangible asset	5,616	—	—		5,616
Amortization of acquired intangible asset	11,022	—	—		11,022
Research and development	63,970	6,782	—		70,752
Selling, general and administrative	66,514	4,745	(711)	(G)	70,548
Total operating expenses	147,122	11,527	(711)		157,938
Loss from operations	(22,317)	(11,527)	711		(33,133)
Interest expense, net	(6,187)	67	—		(6,120)
Other income (expense), net	332	2,012	—		2,344
Loss before income tax expense	(28,172)	(9,448)	711		(36,909)
Income tax expense	(610)	—	—		(610)
Net loss attributable to common stockholders	$(28,782)	$(9,448)	$711		$(37,519)

Weighted-average shares outstanding:
Basic and diluted (in shares)	46,257,397		3,500,907	(A)	49,758,304
Net loss per share—basic and diluted (in dollars per share)	$(0.62)				$(0.75)

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

PTC Therapeutics, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
In thousands (except per share data unless otherwise noted)

1.	Description of the transaction
On August 23, 2018, the Company subsequently closed the transactions contemplated by the Merger Agreement and completed its acquisition of Agilis at which time all issued and outstanding shares of the capital stock and outstanding vested options and warrants of Agilis were converted into the right to receive, subject to customary adjustments, an aggregate, of (i) approximately $50.0 million, funded with cash on hand less Agilis transaction expenses and all amounts outstanding under the Company’s Bridge Loan and Security Agreement (the “Bridge Loan Agreement”) with Agilis, dated as of July 19, 2018, as of the closing and subject to certain other pre- and post-closing adjustments, and (ii) 3,500,907 of shares of the Company’s common stock (the “Closing Stock Consideration”), which represents approximately 7% of the shares of the Company’s common stock outstanding as of the closing of the Merger. The Closing Stock Consideration was determined by dividing $150.0 million by the volume-weighted average price per share of the Company’s common stock on the Nasdaq Global Select Market for the ten consecutive trading day period ending on the second trading day immediately preceding the closing of the Merger (the “10-Day VWAP”).
In addition, pursuant to the Merger Agreement, Agilis equityholders will be entitled to receive contingent payments from the Company based on (i) the achievement of certain development milestones up to an aggregate maximum amount of $60.0 million, (ii) the achievement of certain regulatory approval milestones together with a milestone payment following the receipt of a priority review voucher up to an aggregate maximum amount of $535.0 million, (iii) the achievement of certain net sales milestones up to an aggregate maximum amount of $150.0 million, and (iv) a percentage of annual net sales for Friedreich ataxia and Angelman Syndrome during specified terms, ranging from 2-6%. Under the Merger Agreement, the Company is required to pay $40.0 million of the development milestone payments no later than the second anniversary of the closing of the Merger, regardless of whether the applicable milestones have been achieved.

2.	Basis of presentation
The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Company and the historical financial statements of Agilis as adjusted to give effect to the acquisition of Agilis by the Company. Certain reclassifications have been made to the historical financial statements of Agilis to conform with the Company’s presentation, primarily related to the presentation of other income (expense), net and other current liabilities.
The unaudited pro forma combined balance sheet as of June 30, 2018 gives effect to the Merger as if it had occurred on June 30, 2018.
The unaudited pro forma combined statements of operations for the year ended December 31, 2017 and for the six months ended June 30, 2018 gives effect to the Merger as if it had occurred on January 1, 2017.
The Company will account for the Merger under the acquisition method of accounting based on Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”) under which, among other things, transaction costs are expensed as incurred, the value of acquired in-process research and development is capitalized and contingent payments are recorded at their estimated fair value. The total estimated purchase price, calculated as described in Note 3 to these pro forma financial statements, is allocated to the net tangible and intangible assets of Agilis based on their estimated fair values for purposes of these pro forma financial statements. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on a preliminary valuation and other preliminary estimates for purposes of these pro forma financial statements. A final determination of these estimated fair values will be based on the actual net tangible and intangible assets of Agilis that exist as of the date of completion of the transaction, and upon the final purchase price.

3.	Purchase price and preliminary estimate of consideration transferred

The following is a preliminary estimate of the components of the consideration transferred as part of the acquisition:

Cash consideration	$50,000
Fair value of PTC common stock issued	155,860
Milestone payable	40,000
Estimated fair value of contingent consideration payable	218,700
Total preliminary consideration transferred	$464,560

The following is a summary of the preliminary allocation of the purchase price reconciled to the estimate of net consideration transferred. The purchase price allocation assumes that the acquisition occurred on June 30, 2018:

Purchase price	$464,560

Prepaid expenses and other current assets	133
Fixed assets, net	159
Other assets	38
Intangible assets - in-process research and development	480,000
Total identifiable assets acquired	480,330

Accounts payable and accrued expenses	$3,813
Other current liabilities	461
Deferred tax liabilities	115,200
Total liabilities assumed	119,474

Net identifiable assets acquired	360,856
Goodwill	103,704

Net assets acquired	$464,560

4.	Pro forma adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:

A.
Reflects the adjustment to record the upfront cash payment to Agilis equityholders of approximately $50.0 million, less cash to be retained by Agilis equity holders of $11.8 million and the issuance of common stock of the Company as Closing Stock Consideration at the close of the acquisition valued at $155.9 million.

B.
Reflects the adjustment to record estimated fair value of the in-process research and development intangible assets based on the allocation of the purchase price as if the Merger had occurred on June 30, 2018 (see Note 3). The value of in-process research and development intangible assets is based upon a preliminary valuation. The Company expects to complete the allocation of the purchase price within one year from the date of the closing of the acquisition. Differences between the preliminary and final valuation could have a material impact on the accompanying unaudited pro forma condensed combined financial statement information and the Company’s future results of operations and financial position.

C.	Reflects the adjustment to record the estimated transaction costs not yet incurred as of the June 30, 2018 balance sheets presented herein.

D.
Reflects the adjustment to record the milestone payments and the fair value of contingent purchase consideration at the date of the closing of the acquisition in accordance with ASC 805-10. The Company expects to complete the allocation of the purchase price within one year from the date of the closing of the acquisition. Differences between the preliminary and final valuation could have a material impact on the accompanying unaudited pro forma condensed combined financial statement information and the Company’s future results of operations and financial position.

E.
Reflects the adjustment to record the preliminary estimated tax impact of identifiable intangible assets recorded in connection with the Merger. The actual deferred tax liabilities recorded as a result of the acquisition could be significantly different.

F.
Reflects the adjustment to eliminate historical warrants for the purchase of Series B Preferred shares, redeemable convertible preferred stock, common stock, additional paid-in capital, and accumulated deficit accounts.

G.
Reflects the adjustment to eliminate legal costs included in the historical financial statements of the Company and Agilis, which are directly attributable to the Merger but which are not expected to have a continuing impact on the combined entity’s results.